EXHIBIT 31.2
SARBANES-OXLEY SECTION 302(a) CERTIFICATION
I, Chad C. Braun, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K, filed March 30, 2009, of AmREIT; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	[INTENTIONALLY OMITTED]

4.	[INTENTIONALLY OMITTED]

5.	[INTENTIONALLY OMITTED]

Date: April 3, 2009	/s/ Chad C. Braun
Chad C. Braun
Chief Financial Officer